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                                                                    EXHIBIT 24.2

                      Consent of Independent Accountants



We hereby consent to the Incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-46482, 33-50196, 33-63764, 33-62752, 33-52369, 33-54033 and 33-51313) and Form S-8
(Nos. 33-33346, 33-44652, 33-52884, 33-56578, 33-52895 and 33-52899) of
Continental Medical Systems, Inc. of our report dated August 10, 1993 which is included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts".








PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
September 16, 1994